Claros Mortgage Trust, Inc.

Reports Second Quarter 2026 Results

New York, NY, July 29, 2026 – Claros Mortgage Trust, Inc. (NYSE: CMTG) (the “Company” or “CMTG”) today reported its financial results for the quarter ended June 30, 2026. The Company reported GAAP net loss of $255.4 million, or $1.81 per share, for the quarter ended June 30, 2026. Distributable Loss (a non-GAAP financial measure defined below) was $90.8 million, or $0.63 per share, and Distributable Loss prior to realized gains and losses was $10.5 million, or $0.07 per share, for the quarter ended June 30, 2026.

Second Quarter 2026 Highlights

•
Resolved one watchlist loan with $25.4 million of UPB through a mortgage foreclosure
•
Provision for CECL reserves of $208.8 million, or $1.45 per share, primarily reflecting increased reserves to align with anticipated near-term resolution levels
•
Sold one multifamily REO asset for a gross sales price of $48.0 million, slightly above carrying value
•
Reclassified mixed-use REO asset and one multifamily REO asset to held-for-sale resulting in losses of $29.6 million, or $0.21 per share
•
REO assets generated distributable earnings prior to realized gains and losses of $0.01 per share, net of financing costs; an increase of $0.05 per share from prior quarter’s distributable loss of $0.04 per share

At June 30, 2026

•
$2.8 billion held-for-investment loan portfolio with a weighted average all-in yield of 5.8% (1)
o
Downgraded four loans totaling $447 million of UPB to risk rated 5 with specific CECL reserves of $114 million, or $0.79 per share
o
Increased specific CECL reserves by $74 million, or $0.51 per share, on three existing risk rated 5 loans
•
Watchlist held-for-investment loans of $1.2 billion (12 loans), representing a $477 million decline from year-end
•
CECL reserves of $567.4 million on UPB, or $3.93 per share; approximately 16.9% of UPB at quarter-end, comprised of (i) specific CECL reserves of 32.0% of UPB of risk rated 5 loans and (ii) general CECL reserves of 2.9% of UPB
•
$723.7 million REO portfolio comprised of nine investments, including two classified as held-for-sale
•
Total liquidity of $103 million, including $90 million of cash
•
Unencumbered assets of $509 million, consisting of $362 million of loan UPB ($301 million of loan carrying value) and $147 million of REO carrying value
•
Net financings outstanding decreased by $66 million from prior quarter-end, including $20 million of deleveraging payments
•
Net debt / equity ratio of 2.0x; including Q3 loan resolutions and deleveraging to-date, ratio declined to 1.7x
•
Total leverage ratio of 2.7x; including Q3 loan resolutions and deleveraging to-date, ratio declined to 2.4x
•
Book value of $8.58 per share

Subsequent Events

•
Resolved four loans totaling $409.5 million of UPB
o
Two full repayments: $223.1 million of UPB
o
One discounted payoff: $74.9 million of UPB, watchlist multifamily loan, recovery of 94% of UPB
o
One loan sale: $111.5 million of UPB, watchlist office loan classified as held-for-sale at June 30, 2026, recovery of 63% of UPB
•
Entered into a binding agreement to sell a multifamily REO asset; expected proceeds in-line with held-for-sale carrying value
•
Net financings outstanding decreased by $299 million, including $93 million of deleveraging payments
•
At July 24, 2026, total liquidity of $168 million, including $155 million of cash

“We continued to make significant progress resolving watchlist assets, turning over the portfolio and deleveraging the balance sheet, moving us closer to making accretive capital allocation decisions in the coming quarters,” said Richard Mack, Chief Executive Officer and Chairman of CMTG.

(1) Represents the weighted average annualized yield to initial maturity of each loan held-for-investment, inclusive of coupon and contractual fees, based on the applicable floating benchmark rate/floors (if applicable), in place as of June 30, 2026. For loans placed on non-accrual, the annualized yield to initial maturity used in calculating the weighted average annualized yield to initial maturity is 0%.

Teleconference Details

A conference call to discuss CMTG’s financial results will be held on Thursday, July 30, 2026, at 10:00 a.m. ET. The conference call may be accessed by dialing 1-833-461-5787 and referencing the Claros Mortgage Trust, Inc. teleconference call; access code 150272471.

The conference call will also be broadcast live over the internet and may be accessed through the Investor Relations section of CMTG’s website at www.clarosmortgage.com. An earnings presentation accompanying the earnings release and containing supplemental information about the Company’s financial results may also be accessed through this website in advance of the call.

For those unable to listen to the live broadcast, a webcast replay will be available on CMTG’s website or by visiting https://events.q4inc.com/attendee/150272471, beginning approximately two hours after the event.

About Claros Mortgage Trust, Inc.

CMTG is a real estate investment trust that is focused primarily on originating senior and subordinate loans on transitional commercial real estate assets located in major markets across the U.S. CMTG is externally managed and advised by Claros REIT Management LP, an affiliate of Mack Real Estate Credit Strategies, L.P. Additional information can be found on the Company’s website at www.clarosmortgage.com.

Forward-Looking Statements

Certain statements contained in this press release may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. CMTG intends for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those acts. Such forward-looking statements can generally be identified by CMTG’s use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,”

“continue,” “seek,” “objective,” “goal,” “strategy,” “plan,” “focus,” “priority,” “should,” “could,” “potential,” “possible,” “look forward,” “optimistic,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Such statements are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of CMTG’s performance in future periods. Except as required by law, CMTG does not undertake any obligation to update or revise any forward-looking statements contained in this release.

Definitions

Distributable Earnings (Loss):

Distributable Earnings (Loss) is a non-GAAP measure used to evaluate our performance excluding the effects of certain transactions, non-cash items and GAAP adjustments, as determined by our Manager. Distributable Earnings (Loss) is a non-GAAP measure, which the Company defines as net income (loss) in accordance with GAAP, excluding (i) non-cash stock-based compensation expense, (ii) real estate owned held-for-investment depreciation and amortization, (iii) any unrealized gains or losses from mark-to-market valuation changes (other than permanent impairments) that are included in net income (loss) for the applicable period, (iv) one-time events pursuant to changes in GAAP and (v) certain non-cash items, which in the judgment of our Manager, should not be included in Distributable Earnings (Loss). For both the Company’s entire portfolio and its real estate owned assets, the Company presents Distributable Earnings (Loss) prior to realized gains and losses, which such gains and losses include, as applicable, (i) charge-offs and recoveries of principal, accrued interest receivable, and/or exit fees and (ii) gains, losses, and components thereof recognized in connection with real estate owned assets, as the Company believes this more easily allows our Board, Manager, and investors to compare our operating performance to our peers, to assess our ability to declare and pay dividends, and to determine our compliance with certain financial covenants. Pursuant to the Management Agreement, we use Core Earnings, which is substantially the same as Distributable Earnings (Loss) excluding incentive fees, to determine the incentive fees we pay our Manager.

The Company believes that Distributable Earnings (Loss) and Distributable Earnings (Loss) prior to realized gains and losses provide meaningful information to consider in addition to our net income (loss) and cash flows from operating activities in accordance with GAAP. Distributable Earnings (Loss) and Distributable Earnings (Loss) prior to realized gains and losses do not represent net income (loss) or cash flows from operating activities in accordance with GAAP and should not be considered as an alternative to GAAP net income (loss), an indication of our cash flows from operating activities, a measure of our liquidity or an indication of funds available for our cash needs. In addition, the Company’s methodology for calculating these non-GAAP measures may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures and, accordingly, the Company’s reported Distributable Earnings (Loss) and Distributable Earnings (Loss) prior to realized gains and losses may not be comparable to the Distributable Earnings (Loss) and Distributable Earnings (Loss) prior to realized gains and losses reported by other companies.

In order to maintain the Company’s status as a REIT, the Company is required to distribute at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain, as dividends. Distributable Earnings (Loss), Distributable Earnings (Loss) prior to realized gains and losses, and other similar measures, have historically been a useful indicator over time of a mortgage REIT’s ability to cover its dividends, and to mortgage REITs themselves in determining the amount of any dividends to declare. Distributable Earnings (Loss) and Distributable Earnings (Loss) prior to realized gains and losses are key factors, among others, considered by our Board in determining the dividend each quarter and as such the Company believes Distributable

Earnings (Loss) and Distributable Earnings (Loss) prior to realized gains and losses are also useful to investors.

While Distributable Earnings (Loss) excludes the impact of our provision for or reversal of current expected credit loss reserve, charge-offs of principal, accrued interest receivable, exit fees, and gains, losses, and components thereof in connection with real estate owned assets are recognized through Distributable Earnings (Loss) when deemed non-recoverable and/or recognized. Non-recoverability is determined (i) upon the resolution of a loan (i.e., when the loan is repaid, fully or partially, when the Company acquires title in the case of foreclosure, deed-in-lieu of foreclosure, or assignment-in-lieu of foreclosure, or when the loan is sold or anticipated to be sold for an amount less than its carrying value), or (ii) with respect to any amount due under any loan, when such amount is determined to be uncollectible.

In determining Distributable Earnings (Loss) per share and Distributable Earnings (Loss) per share prior to realized gains and losses, the dilutive effects of unvested RSUs and warrants outstanding are considered. The weighted average diluted shares outstanding used for Distributable Earnings (Loss) and Distributable Earnings (Loss) per share prior to realized gains and losses have been adjusted from weighted average diluted shares under GAAP to include weighted average unvested RSUs and warrants outstanding, if the exercise price of the warrants exceeds the average share price of our common stock during such period.

Net Debt-to-Equity Ratio and Total Leverage Ratio:

Net Debt-to-Equity Ratio and Total Leverage Ratio are non-GAAP measures that we use to evaluate our financial leverage, which in the case of our Total Leverage Ratio, makes certain adjustments that we believe provide a more conservative measure of our financial condition. Net Debt-to-Equity Ratio is calculated as the ratio of asset-specific debt (i.e., repurchase agreements, term participation facility, notes payable, net, and debt related to real estate owned hotel portfolio, net) and secured term loan, less cash and cash equivalents to total equity. Total Leverage Ratio is similar to Net Debt-to-Equity Ratio; however, it includes non-consolidated senior interests sold and non-consolidated senior interests held by third parties. Non-consolidated senior interests sold and non-consolidated senior interests held by third parties, as applicable, are secured by the same collateral as our loan and are structurally senior in repayment priority relative to our loan. We believe the inclusion of non-consolidated senior interests sold and non-consolidated senior interests held by third parties provides a meaningful measure of our financial leverage. Pro-forma adjustments to June 30, 2026 ratios reflect deleveraging subsequent to June 30, 2026 of $299 million of UPB and proceeds from the resolution of loans receivable.

Book Value per Share:

Book Value per share is calculated as (i) total equity divided by (ii) number of shares of common stock outstanding and RSUs at period end.

Contact Information

Investor Relations:	Media Relations:
Claros Mortgage Trust, Inc.	Financial Profiles
Anh Huynh	Kelly McAndrew
212-484-0090	203-613-1552
cmtgIR@mackregroup.com	Kmcandrew@finprofiles.com

Claros Mortgage Trust, Inc.

Reconciliation of GAAP Net Loss to Distributable Loss

(Amounts in thousands, except share and per share data)

	Three Months Ended	Three Months Ended
	June 30, 2026	March 31, 2026
Net loss:	$(255,431)	$(54,294)
Adjustments:
Non-cash stock-based compensation expense	1,489	2,317
Provision for current expected credit loss reserve	208,839	31,372
Recovery of principal charge-offs	(1,949)	-
Depreciation and amortization expense	6,144	6,399
Amortization of above and below market lease values, net	257	258
Amortization of discount on secured term loan	843	569
Loss on extinguishment of debt	-	5,898
Valuation adjustment for real estate owned held-for-sale	29,623	-
Gain on sale of real estate owned	(341)
Distributable loss prior to realized gains and losses	$(10,526)	$(7,481)
Loss on extinguishment of debt	-	(5,898)
Principal charge-offs (1)	(43,983)	(61,861)
Recovery of principal charge-offs	1,949	-
Valuation adjustment for real estate owned held-for-sale	(29,623)	-
Gain on sale of real estate owned	341	-
Previously recognized depreciation and amortization on real estate owned (2)	(1,346)	-
Previously recognized depreciation and amortization on real estate owned held-for-sale (3)	(7,636)	-
Distributable loss	$(90,824)	$(75,240)
Weighted average diluted shares - Distributable loss	144,355,385	143,460,120
Diluted Distributable loss per share prior to realized gains and losses	$(0.07)	$(0.05)
Diluted Distributable loss per share	$(0.63)	$(0.52)

1.
For the three months ended June 30, 2026, amount includes a $0.4 million charge-off of accrued interest receivable related to the mortgage foreclosure on a multifamily property in May 2026. For the three months ended March 31, 2026, amount includes a $12.9 million charge-off of accrued interest receivable and a $0.3 million charge-off of an exit fee related to the sale of a hospitality loan in March 2026.
2.
Reflects previously recognized depreciation and amortization on the multifamily real estate owned asset that was sold during the three months ended June 30, 2026. Amounts recorded were not previously recognized in Distributable Earnings (Loss).
3.
Reflects previously recognized depreciation and amortization on (i) the mixed-use real estate owned asset and (ii) one of the multifamily real estate owned assets upon reclassification of the respective assets to held-for-sale during the three months ended June 30, 2026. Amounts recorded were not previously recognized in Distributable Earnings (Loss).

Claros Mortgage Trust, Inc.

Calculation of Net Debt / Equity Ratio and Total Leverage Ratio

(Amounts in thousands, except ratio data)

June 30, 2026
Asset specific debt	$2,098,425
Secured term loan, net	467,693
Total debt	2,566,118
Less: cash and cash equivalents	(90,327)
Net Debt	$2,475,791
Total Equity	$1,237,982
Net Debt / Equity Ratio	2.0x
Non-consolidated senior loans	$830,000
Total Leverage	$3,305,791
Total Leverage Ratio	2.7x